UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

HAHA Generation Corp.
(Exact name of registrant as specified in its charter)

NEVADA	32-0442871
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

4F, No.132, Songshan Road,

Xinyi District, Taipei City, 110,

Taiwan (Republic of China)

(Address of principal executive offices) (Zip Code)

+886-227492597

Registrant's telephone number, including area code

Securities to be registered pursuant to Section 12(b) of the Act: None.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-207458

Securities to be registered pursuant to Section 12(g) of the Act: Common shares, par value $0.10 per share.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

The description of the securities to be registered is contained in the Registrant's Registration Statement on Form S-1 filed on October 16, 2015, (File No. 333-207458) relating to such securities, filed pursuant to the Securities Act of 1933, as amended. The description of the securities contained in that S-1, and subsequent amendments thereto, is hereby incorporated by reference into this Form 8-A.

Item 2. Exhibits.

The following exhibits to this Registration Statement on Form 8-A are either filed herewith or are incorporated by reference from the documents specified, which have been filed with the Securities and Exchange Commission.

Exhibit Number	Description of Exhibit

1

The Registrant's Registration Statement on Form S-1 (No. 333-207458) (the "Registration Statement"), as filed with the Securities and Exchange Commission on October 16, 2015, and as subsequently amended – incorporated herein by reference.

2	Articles of Incorporation of the Registrant – incorporated herein by reference to Exhibit 3.1 to the Registration Statement.

3	Certificate of Amendment to Articles of Incorporation-incorporated herein by reference to Exhibit 3.2 to the Registration Statement.

4	Certificate of Correction to Articles of Incorporation-incorporated herein by reference to Exhibit 3.3 of the Registration Statement.

5	Bylaws of the Registrant – incorporated herein by reference to Exhibit 3.4 to the Registration Statement.

2

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

HAHA Generation Corp.

Date: October 21, 2016	By:	/s/ Hsuan-Hsien Liao
	Name:	Hsuan-Hsien Liao
	Title:	Principal Executive Officer, Principal Financial Officer, Chief Financial Officer, and Chairman of the Board of Directors

3